Exhibit 16.1

September 28, 2020

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	500.com Limited

File No. 001-36206

Dear Sir or Madam:

We have read the press release on Exhibit 99.1 to the Form 6-K dated September 28, 2020 of 500.com Limited (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

/s/ Friedman LLP

New York, New York